EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Signal Technology Corporation on Form S-8 (File Nos. 33-78248 and 33-78250) of our report dated February 16, 1999, on our audits of the consolidated financial statements and financial statement schedule of Signal Technology Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


                                               PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999